POWER OF ATTORNEY

Know all by these presents, that I hereby constitute and appoint Jeffrey Clementz, Oded Shein, and Jason Curtis my true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution for me and in my name, place and stead, to:

1. prepare, execute for and on behalf of the undersigned, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID (including any amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or any rule or regulation of the SEC;

2. execute for me and on my behalf, in my capacity as an officer and/or director of Shift Technologies, Inc., Forms 3, 4 or 5 in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder;

3. complete and execute for and on behalf of the undersigned, one or more Forms 144 under the Securities Act of 1933, as amended, as and when authorized by the undersigned telephonically or by electronic transmission (including e-mail);

4. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5 or 144 or any other form (including any amendment thereto) and timely file such form with the SEC and any stock exchange or similar authority; and

5. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Shift Technologies, Inc. assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities of Shift Technologies, Inc., unless earlier revoked by me in a signed writing delivered to the attorneys-in- fact named above. From and after the date hereof, any Power of Attorney  previously granted by me concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, I have signed this Power of Attorney on December 7, 2022.

/s/ Kimberly H. Sheehy